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                                                                   Exhibit 10.22

                            AMENDMENT AND EXTENSION
                                       OF
                          MARKETING SUPPORT AGREEMENT
                          ---------------------------


     THIS AMENDMENT AND EXTENSION OF MARKETING SUPPORT AGREEMENT (this "Amendment") is made and entered into as of this 8th day of November 2000, to be effective as of October 1, 2000, by and among First Union National Bank, a national banking association ("FUNB"), First Union Corporation, a North Carolina corporation ("FUNC"), NOVA Corporation, a Georgia corporation formerly known as NOVA Holdings, Inc. ("Holdings") and NOVA Information Systems, Inc., a Georgia corporation ("NOVA").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, NOVA, Holdings, FUNB, First Union National Bank of Florida ("FUNB-FL"), First Union National Bank of Georgia ("FUNB-GA"), First Union National Bank of Maryland ("FUNB-MD"), First Union National Bank of North Carolina ("FUNB-NC"), First Union National Bank of South Carolina ("FUNB-SC"), First Union National Bank of Virginia ("FUNB-VA"), First Union National Bank of Tennessee ("FUNB-TN"), First Union National Bank of Washington, D.C. ("FUNB-DC") and First Union Bank of Connecticut ("FUBC") entered into a Marketing Support Agreement, dated as of January 31, 1996 (as amended, the "Marketing Agreement");

     WHEREAS, in connection with the Marketing Agreement, NOVA, Holdings, FUNC, FUNB, FUNB-FL, FUNB-GA, FUNB-MD, FUNB-NC, FUNB-SC, FUNB-VA, FUNB-TN, FUNB-DC and FUBC entered into a Shareholders Agreement, dated as of January 31, 1996 (as amended, the "Shareholders Agreement"), and NOVA, Holdings and FUNB-NC entered into a Depositary and Settlement Agreement, dated as of January 31, 1996 (as amended, the "Depositary Agreement");

     WHEREAS, FUNB-FL, FUNB-GA, FUNB-MD, FUNB-NC, FUNB-SC, FUNB-VA, FUNB-TN, FUNB-DC and FUBC have heretofore been merged with and into FUNB, a wholly-owned subsidiary of FUNC; and

     WHEREAS, the parties hereto now wish to amend and extend the Marketing Agreement and to set forth certain other agreements as more particularly described herein;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Compensation for Referrals of New Merchants.  Section 2.1 of the
            -------------------------------------------
Marketing Agreement is hereby amended by adding the following new Section
2.1(f):

               "(f) NOVA shall pay to FUNB compensation for each Merchant that enters into a New Agreement during the period between October 1, 2000 through the remainder of the term of this Agreement as a direct result of the referral of such Merchant by a Bank pursuant to Section 2.1(a) of this Agreement, as described on Schedule 2.1(f) hereto."
                                ---------------

Section 2.  Schedule of Compensation for New Merchant Referrals.  The Marketing
            ---------------------------------------------------
Agreement is hereby amended by adding thereto the new Schedule 2.1(f) attached
                                                      ---------------
hereto.

Section 3.  Compensation for Cash Advances.  Article 3 of the Marketing
            ------------------------------
Agreement is hereby amended by adding thereto the following new Section 3.2:
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          "3.2  Cash Advance Revenues.  During the period between October 1,
                ---------------------
     2000 through the remainder of the term of this Agreement, NOVA shall pay to FUNB fifty percent (50%) of the gross income received by NOVA from Cash Advances made by Banks pursuant to this Article 3. All amounts payable under this Section 3.2 shall be paid in arrears on a calendar quarter basis within forty-five (45) days of the end of each calendar quarter."

Section 4.  Extension of Term of Marketing Agreement.  The existing Section 4.1
            ----------------------------------------
of the Marketing Agreement is hereby deleted in its entirety and replaced with the following new Section 4.1:

          "4.1  Term of Agreement.  The parties agree that the term of this
                -----------------
     Agreement shall extend from the date hereof until January 31, 2008, and shall thereafter be automatically extended for consecutive one-year renewal terms, provided neither party gives written notice to the other of its intent not to renew not less than 120 days prior to the renewal date."

Section 5.  Acquisitions of New Merchant Portfolios.  The parties hereto
            ---------------------------------------
acknowledge and agree that Section 3.10 of the Shareholders Agreement shall continue and remain in full force and effect through the later of (a) the date on which the Shareholders Agreement terminates or expires in accordance with its terms and (b) the date on which the Marketing Agreement terminates or expires in accordance with its terms.

Section 6.  BIN and ICA Numbers.  The parties hereto acknowledge and agree that,
            -------------------
during the term of the Marketing Agreement, all existing First Union Merchants (as defined in the Depositary Agreement) and all New Merchants (as defined in the attached Schedule 2.1(f)) shall be cleared through BIN and ICA numbers designated by FUNB and, as compensation, FUNB or its designated subsidiary shall charge NOVA a competitive rate for such services, which in no event shall exceed the rate that FUNB or its designated subsidiary would charge a third party for such services.

Section 7.  Acknowledgements and Agreements.  The parties hereto acknowledge and
----------  -------------------------------
agree that (a) the term "Bank" as used in the Marketing Agreement shall be deemed to include FUNB and each other banking subsidiary of FUNC whether now existing or hereafter acquired, and (b) the term "First Union Entities" as used in the Shareholders Agreement shall be deemed to include FUNC, FUNB and each other banking subsidiary of FUNC whether now existing or hereafter acquired.

Section 8.  Full Force and Effect; Counterparts.  Other than as specifically set
----------  -----------------------------------
forth in this Amendment, the Marketing Agreement, the Shareholders Agreement and the Depositary Agreement shall remain unaltered and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                        (Signatures appear on next page)

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    First Union National Bank

                                    By: /s/ Carey J. Bowles
                                       --------------------------
                                      Name:  Carey J. Boweles
                                      Title: Vice President


                                    First Union Corporation

                                    By: /s/ M. F. Terbrueggen
                                         ------------------------
                                      Name:  M. F. Terbrueggen
                                      Title: Senior Vice President


                                    NOVA Information Systems, Inc.

                                    By: /s/ Edward M. O'Hare
                                        --------------------------------
                                      Name:  Edward M. O'Hare
                                      Title: Vice President


                                    NOVA Corporation

                                    By: /s/ Steven M. Scheppmann
                                        --------------------------------
                                      Name:  Steven M. Scheppmann
                                      Title: Chief Financial Officer

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                        Schedules Intentionally Omitted